EXHIBIT 10.3

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                                                                           DRAFT
                                                                          5/7/96

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made as of the 14th day of May, 1996, by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company") and JOHN E. HAINES ("Haines").

     WHEREAS, pursuant to that certain Consulting Agreement dated June 1, 1995 between the Company and Haines, as amended by that certain Addendum dated August 18, 1995 between the Company and Haines (the "Consulting Agreement"), Haines was granted an option (the "Original Option") to purchase 250,000 shares of the Company's common stock (the "Shares");

     WHEREAS, simultaneously herewith, Haines and the Company have entered into a Termination and Release Agreement of even date herewith (the "Termination Agreement") providing, inter alia, for the amendment and restatement of the terms of the Original Option;

     WHEREAS, Haines and the Company desire to set forth the terms and conditions of the Original Option, as so amended and restated (the "Option");

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt, mutuality and sufficiency of which is acknowledged, the parties hereto agree as follows:

     1. Continuance of Option. On the terms and subject to the conditions of this Agreement, Haines shall continue to have the right to purchase up to 150,000 Shares, subject to adjustment in accordance with Section 6 of this Agreement. The option to purchase the remaining 100,000 shares of the Company's common stock granted under the Original Option is hereby canceled. All options are fully vested and are not subject to forfeiture.

     2. Option Exercise Price. The exercise price of the Option (the "Exercise Price") shall be $3.00 per Share, subject to adjustment in accordance with
Section 7 of this Agreement.

     3. Duration of Option. The Option shall expire five years from the date hereof.

     4. Exercise of Option.

          (a) The Option to purchase the Shares shall be exercisable at any time prior to its expiration. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of Chief Financial Officer. Such notice: (i) shall be signed by Haines or his legal representative; (ii) shall specify the number of full Shares then elected to be purchased with respect to the Option; and (iii) shall be accompanied by payment in full of the Exercise Price of the Shares to be purchased.

          (b) The Exercise Price upon exercise of this Option shall be payable to the Company in full either: (i) in cash or its equivalent; or (ii) by tendering previously acquired shares


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having an aggregate Fair Market Value at the time of exercise equal to the total
Exercise Price (provided that the Shares which are tendered must have been held by Haines for at least six months prior to their tender); (iii) a "cashless exercise," as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions; or (iv) by a combination of (i), (ii) and (iii).

          (c) As promptly as practicable after the receipt of notice and payment upon exercise, the Company shall cause to be delivered to Haines (or his legal representative), as the case may be, certificates for the Shares so purchased. The Share certificates shall be issued to Haines (or, jointly in the name of Haines and his spouse). The Company or its agent shall maintain a record of all information pertaining to Haines' rights under this Agreement. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     5.   Registration of Shares.

          (a) On or prior to May 27, 1996 (the "Registration Date"), the Company shall register 50,000 Shares (the "Initial Shares") under the Securities Act of 1933 (the "Act") and under the securities laws of the states of Georgia, Kentucky and one other state designated by Haines. The Company shall maintain such registration until the earlier of (a) the sale of all of the Initial Shares or (b) December 31, 1997.

          (b) The Company and Haines shall enter into a Piggyback Registration Rights Agreement in the form of Annex A hereto with respect to all Shares other than the Initial Shares.

          (c) In the event that Haines should acquire any Shares which, at the time of acquisition, are not duly registered under the Act and, as necessary, applicable state securities law, certificates evidencing the unregistered Shares shall bear the following legends:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND WILL NOT BE TRANSFERRED ON THE BOOKS AND RECORDS OF THE COMPANY, UNLESS (i) THEY HAVE BEEN REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR (ii) REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Upon the registration of any shares represented by a certificate bearing this legend, the Company shall issue replacement certificates free of this legend.


     6. Adjustments in Authorized Shares and the Option. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation,


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liquidation, share dividend, share split, reverse share split, share combination, share exchange or other change in the capital structure of the Company affecting the Shares, the Board of Directors of the Company may substitute or adjust the total number and class of Shares or other securities that may be issued hereunder, and the Exercise Price, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Haines and to preserve, without diluting or exceeding, the value of the Option, provided, however, that such adjustments shall be equivalent to that imposed equally upon all other option holders and/or shareholders in the Company.

     7. Miscellaneous.

          (a) Tax Withholding. The parties acknowledge and agree that any and all compensation received by Haines pursuant to any exercise of the Option will be self-employment income, and that Haines shall bear the sole responsibility with respect to withholding and estimated tax payments on such compensation.

          (b) Amendment. This Agreement may not be changed or terminated except by written instrument signed by the parties.

          (c) Successors; Binding Agreement. The Company agrees that:

               (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Haines, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; and

               (ii) This Agreement and all rights of Haines hereunder shall inure to the benefit of and be enforceable by Haines' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (d) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

          (e) Entire Agreement. This Agreement (including Annex A hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, arrangements or understandings with respect to its subject matter.


          (f) Governing Law. This Agreement, and the application or interpretation thereof, shall be governed by the laws of the Commonwealth of Kentucky.


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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                    VIDEOLAN TECHNOLOGIES, INC.
                                    (the "Company")


                                           Steven Rothenberg
                                    By:_________________________________________

                                           V.P Finance
                                    Title:______________________________________



                                       /s/ John E. Haines
                                    ____________________________________________
                                    John E. Haines
                                    ("Haines")


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